Exhibit 16.1


July 1, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Re:        MSU Devices Inc.
           File No. 33-28622-A

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of MSU Devices Inc. dated June 25, 2002 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP